EXHIBIT 99.1

Broadridge

November 12, 2015
10:00 AM EST

Les Brun:
Good morning, and welcome to Broadridge's 2015 annual meeting. My name is Les Brun. I have the privilege of chairing this Board. This is Broadridge's 7th completely virtual meeting of shareholders. Validated shareholders can vote and submit questions in real time, and this format has substantially increased shareholder access, participation, and voting.

I'd like to introduce the slate of directors who are here to be elected today amongst other proposals. Starting to my very far left, Mr. Alan Weber, Ms. Maura Markus, Mr. Stuart Levine, Mr. Rich Haviland. This fellow, who will be speaking to you shortly, who is our CEO, Rich Daly, Thomas Perna, Robert Duelks, and our newest director, Brett Keller. I'd also like to introduce to you representatives of Deloitte & Touche, our independent auditors, Mike Angelaras and Ms. Lynda Hullstrung. As well, Mr. Jon Mark is here from our outside legal counsel of Cahill, Gordon, and Reindel and, at this point, I'd like to turn the meeting over to Adam Amsterdam to conduct the business aspect of the meeting and to close the polls. Adam?

Adam Amsterdam: Thanks, Les. Proof of notice of this meeting will be filed with the minutes. The tabulator has provided me with a report indicating that over 89 percent of our outstanding shares are present by proxy at the meeting. Accordingly, I can certify that a quorum exists.

The Company has appointed Tom Tighe as our Inspector of Election. All Broadridge stockholders entitled to vote at this meeting have the ability to do so online as well as the ability to submit questions in real time or over the phone by dialing 1-877-328-2502 and providing the control number that was included with your notice of the meeting.

If you are a stockholder entitled to vote and have not yet voted, or you want to change a previously cast vote, please do so now via the website.

The proposals being considered today are explained in detail in the proxy statement that was distributed to all stockholders entitled to vote. I'll be closing the polls after I review the proposals.

In proposal number 1, the Board is proposing nine nominees for election as directors.

In proposal number 2, the Board is seeking advisory approval of the compensation for the corporate officers named in our proxy statement.

And in proposal number 3, the Board is proposing the ratification of the appointment of Deloitte & Touche to serve as Broadridge's independent auditors for the fiscal year ending June 30, 2016.

Our Board recommends that stockholders vote for each of these proposals. The polls are now closed, and the business of the meeting is concluded. With that, I'll turn the meeting over to our President and CEO, Rich Daly.

Rich Daly:	Good morning, thanks, Adam. I am Rich Daly, President and CEO of Broadridge. It's also my privilege to welcome you to Broadridge's 7th virtual-only annual meeting.

This virtual annual meeting is powered by Broadridge technology and over the last year we've done about 125 virtual annual meetings of companies of varying sizes including companies as large as Intel and HP who also had a virtual-only annual meeting.

As part of this virtual annual meeting format, I will share with you a few highlights regarding Broadridge's fiscal year 2015 financial performance, strategy, culture, and, finally, our results from the first quarter.

First -- some financial highlights from fiscal year 2015. We had another year of record revenue, earnings, and closed sales results. These results include the records of total revenues that increased 5 percent to $2.7 billion, adjusted net earnings that were 10 percent to $307 million, adjusted diluted EPS that was up 10 percent to $2.47 per share, and closed sales that were up 15 percent to $146 million.

Broadridge delivered top quartile total shareholder return of 23 percent and 36 percent for the one- and three-year periods ended June 30, 2015, respectively.

Our free cash flow grew 9 percent to $365 million. We repurchased about 5.2 million shares for a total of $210 million net of proceeds from option exercises.

We returned a total of $332 million to stockholders in dividends and share repurchases also net of proceeds from option exercises.

In August, we increased our annual dividend 11 percent to $1.20 per share. This is the 8th consecutive year we've raised it every year since being a public company.

Now for a brief strategy update. At Broadridge we have diversified our business through internal product development as well as strategic alliances and acquisitions, and we have positioned our Company with multiple paths to achieve our long-term financial goals.

Financial services firms continue to face pressures of increasing regulation, compliance costs, cyber security challenges, and changing customer communication preferences. This results in an estimated $24 billion market opportunity for Broadridge to address. This $24 billion market opportunity is being significantly enhanced by existing and new opportunities related to the three key industry trends of mutualization, digitization, and data and analytics.

By continuing to buy and acquire products -- that's build and acquire products, excuse me -- that meet our clients' current and future needs, Broadridge has taken control of its growth destiny. This past year our new growth products, whether built or acquired, represented more than 25% of our recurring fee revenues up from 10 percent just five years ago.

In fiscal year 2015, Broadridge acquired four companies as part of their strategy. The first was TwoFour Systems -- now Broadridge FX and Liquidity Solutions. We acquired Direxxis, which expands our growing solutions for financial advisors.

We acquired Wilmington Trust’s retirement trade processing business. This was, in essence, a 401-k rollup in our processing business Matrix, and we acquired part of Thomson Reuters’ Lipper Division now called Broadridge Fund Information Services, which enhances our growing mutual fund data and analytics business in North America and, significantly, globally as well.

At Broadridge, we are on a continuous journey to consistently create long-term shareholder value. The momentum I just discussed positions us well on our journey to create sustainable, top quartile, total shareholder return over any multi-year period.

Our performance is in line with our three-year objectives provided at our last Investor Day in December. These include recurring fee revenue growth of 7 percent to 10 percent, and adjusted net earnings growth of 9 percent to 11 percent.

Broadridge's success is built on a strong foundation of values and beliefs. At the core of our foundation is our commitment to the service profit chain. The service profit chain recognizes that in order to have growing shareholder value, you must start with the associate, and engaged associates who come to work every day committed to exceed or at least meet customer expectations. It's those customers who buy more from us, renew business with us, that leads to stable and growing profits, which ultimately creates that shareholder value.

A proof statement of our commitment to that is our 97 percent client revenue retention rate. Another proof is Broadridge, every year since being a public company, has been named a "best company to work for in New York state," that's eight years consecutive and now in Canada we're seven years consecutive.

We've also been name a "best place to work" for LGBT equality, achieving a perfect 100 rating on the corporate equality index from the Human Rights Campaign. This has now happened for three years in a row. And Broadridge has been named to Fortune magazine's 2015 list of the world's most admired companies.

Finally, before Q&A, a few brief comments on our first quarter in fiscal year 2016. We had solid first quarter results. Total revenues grew 7 percent to $595 million, adjusted diluted EPS grew 10 percent to $0.33 per share. If you'd like to hear more about the first quarter, you can go to our website, click on "Investor Relations" and replay the call or simply look at the materials we presented.

Now that the update is concluded, I'm going to open it for Q&A. You can ask a question during the meeting by clicking "Ask a Question" or by calling 1-877-328-2502. I'm going to repeat that number. It's 1-877-328-2502. If, for some reason, time doesn't allow or follow up to a question is required, we will respond to your questions within 24 hours.

Here is the order that we will answer questions in. First, we will answer any question submitted online before the meeting through our Stockholder Forum. Then we will answer questions submitted live from the Internet during the meeting. And, finally, we'll answer questions from the phone. After Q&A, Adam will report the results of the meeting.

Okay, from our Shareholder Forum -- "I love the innovation and refresh that Broadridge has achieved with the retail voting tools. Are there plans to bring these to other global markets -- these to other global markets and allow shareholders around the world in other companies to have the same experience that Broadridge shareholders enjoy?"

Well, first of all, thanks for the plug in the question. Our proxy vote site has been significantly upgraded, and for retail investors, regardless of where they reside, you have the ability to use the proxy vote tools online for all U.S. companies. And, going forward, for this proxy season, you'll be able to do it in our other large retail market, which is Canada, as well.

As most people know, Broadridge represents, on average, over 50 percent of the outstanding shares in every geography. That activity, though, is driven by institutional investors who, the vast majority, currently participate through our ProxyEdge platform, and ProxyEdge is a very rich voting activity right now for companies regardless of where they are in the world, and through ProxyEdge you can vote through one tool across multiple custodians and receive summary reporting for your filing requirements, whether it be for ARISA or other entities, which would enable you to again vote once across multiple custodians, multiple accounts, receive one report back. So we have robust tools for the global market, but the bulk of our activity in the global market is primarily institutional.

Now, are there other questions from the Forum? Okay, we have no other questions from the Forum, and it appears at this time we have no Internet questions or phone questions. I'll wait just another few seconds.

Okay, well, thank you for your participation today. I'll now turn the meeting over to Adam Amsterdam, our general counsel.

Adam Amsterdam: Thanks, Rich. The Inspector of Election has presented me with a report covering votes received for and against each of our proposals. I am pleased to report that each of the proposals has passed. The complete voting results will be contained in a Form 8-K that will be filed with the SEC within four business days following this meeting. The 8-K will be available on Broadridge's website promptly after it's been filed.

Les, I'll turn the meeting back to you.

Les Brun:	Thank you, Adam. There being no further questions, this business of the meeting is adjourned. Thank you very much for your participation.

Operator:	Ladies and gentlemen, your conference has now concluded.